Exhibit 10.6
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                                 AGREEMENT
                                 ---------

     THIS AGREEMENT is made and entered into as of __________, 2000, by and between Buildscape, Inc., a Florida corporation ("Buildscape"), and Wickes Inc., a Delaware corporation (the "Lumber Company")

                                WITNESSETH:
                                -----------

     WHEREAS, Buildscape is developing and operating an Internet based business intended to become a virtual community of building trades professionals, their customers, their suppliers and their service providers in the home construction and home improvement industry through its websites, buildscape.com and buildscapePRO.com (the "Site") and through other communications channels;

     WHEREAS, Buildscape desires to explore with the Lumber Company various business opportunities, including without limitation, the distribution of building materials directly from local lumberyards;

     WHEREAS, the Lumber Company is a leading full-line building materials and finishing products retailer;

     WHEREAS, the Lumber Company desires to develop a relationship whereby customers of the Lumber Company may use a uniquely branded version of the Site and the internet for, among other things, placing orders for building materials and products in designated geographic areas; and

     WHEREAS, Buildscape and the Lumber Company intend this Agreement, among other things, (i) to reflect their initial relationship and their respective roles in the Lumber Company Site through a pilot period and (ii) to be modified as described herein upon completion of the pilot period to reflect more fully the final terms of such relationship and roles.


     NOW, THEREFORE, as consideration for the promises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows.

     Section 1.  Definitions.
                 ------------

     As used herein, the following terms shall have the following meanings:

     "Affiliate"  shall mean, with respect to a party,  any  Person  that,
     -----------
directly or indirectly, Controls, or is Controlled by, or is under common Control with, such party.

     "Agreement"  shall mean this Agreement, together with  the  schedules
     -----------
attached hereto.

     "BOSS" shall have the meaning given to it in Subsection 2.1 hereof.
     ------

     "Buildscape" and "BuildscapePRO" shall have the meanings set forth in
     ------------     ---------------
the preamble hereto.

     "Buildscape Trademarks" shall mean those Trademarks owned or licensed
     -----------------------
and utilized or utilizable by Buildscape in the course of its business and identified in writing from time to time by Buildscape to the Lumber Company.

     "Confidential Information" means information regarding the  terms  of
     --------------------------
this Agreement and all trade secrets, know-how and nonpublic information that relates to research, development, trade secrets, know-how, inventions, source codes, technical data, software programming, concepts, designs, procedures, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, business plans or strategies and other proprietary or confidential information.

     "Control" shall mean the possession, directly or indirectly,  of  the
     ---------
power to direct or cause the direction of the management and policies of a Person, whether by contract or through the ownership of voting securities, including the ownership of more than fifty percent (50%) of the equity, partnership or similar interest in such Person.

     "Customer Area" shall mean, with respect to the Lumber Company or  an
     ---------------
Other Lumberyard, the total geographical area served by the retail distribution facilities operated at the time of determination by the Lumber Company or such Other Lumberyard. For this purpose, a distribution facility shall be conclusively presumed to serve the area comprised within a 50-mile radius of such facility.

     "Derivative" means (i) any enhancement, improvement or modification or
     ------------
(ii) any "derivative work" (as such term is defined in the U.S. Copyright Act, as amended from time to time).

     "Initial Term" shall have the meaning set forth in Section 10 hereof.
     --------------

     "Internet" means the Internet or the World Wide Web (or any successor
     ----------
or  other  online  network including those using delivery over  television,
cable,   set   top   boxes,  intranets,  extranets  and  personal   digital
assistants).

     "Internet Lumber Operations" shall mean the sale over the Internet of
     ----------------------------
building materials and products which are the same as or competitive with Lumberyard Products or National Catalog.

     "IPR" means any copyright, Trademark, patent, trade secret, or  other
     -----
intellectual property or proprietary right of any kind (including applications therefor and, in the case of patents, any continuation or divisional patent applications claiming priority thereto), whether arising under the laws of the United States or any other nation, state or jurisdiction (including any foreign equivalents thereto).

     "Lumber  Company" shall have the meaning set forth  in  the  preamble
     -----------------
hereto.

     "Lumber  Company Customer Area" shall mean the Customer Area  of  the
     -------------------------------
Lumber Company.

     "Lumber Company Customer Data" shall have the meaning given to it  in
     ------------------------------
Subsection 7.1 hereof.

     "Lumber Company Customers" shall mean current customers of the Lumber
     --------------------------
Company  and customers registering on the Site and assigned to  the  Lumber
Company.

     "Lumber Company Site" shall have the meaning given to it in Subsection
     ---------------------
2.1  hereof; provided, however, that this term shall not be deemed to refer
             ------------------
to any non-commerce Internet site operated or utilized by the Lumber Company otherwise than in conjunction with Buildscape under this Agreement.

     "Lumber  Company  Trademarks" shall mean those  Trademarks  owned  or
     -----------------------------
licensed and utilized or utilizable by the Lumber Company in the course of its business and identified in writing from time to time by the Lumber Company to Buildscape.

     "Lumberyard Products" are products inventoried, sold and  shipped  by
     ---------------------
the Lumber Company.

     "National  Catalog  Products"  are  products  sold  and  shipped  by
     -----------------------------
Buildscape.

     "Offline Lumberyard"  shall mean any Person primarily engaged in  the
     --------------------
non-Internet sale of Lumberyard Products to building professionals or end users.

     "Other  Lumberyards" shall have the meaning given to it in Subsection
     --------------------
4.2 hereof.

     "Other Lumberyard Internet Agreement" shall have the meaning given to
     -------------------------------------
it in Subsection 4.2 hereof.

     "Person" shall mean any individual, corporation, partnership, limited
     --------
liability company, trust, association or other entity or organization, including any governmental or political subdivision or any agency or instrumentality thereof.

     "Pilot Period" shall mean the period beginning on the date hereof and
     --------------
ending on the earlier to occur of (i) the first anniversary of the date hereof, (ii) the date the Relationship Managers agree pursuant to Subsection 3.2 hereof that the Lumber Company Site is ready to be provided to additional markets or (iii) the date the parties agree to terminate this Agreement.

     "Relationship  Managers"  shall have  the  meaning  given  to  it  in
     ------------------------
Subsection 5.3 hereof.

     "Site" shall have the meaning set forth in the preamble hereto.
     ------

     "Third Party" shall mean any Person that is not a party hereto  or  a
     -------------
wholly owned Affiliate of a party hereto.

     "Trademark(s)" means all common law or registered trademarks,  logos,
     --------------
service marks, trade names, Internet domain names and trade dress rights and similar or related rights arising under any of the laws of the United States or any other country or jurisdiction, whether now existing or hereafter adopted or acquired.

     Section 2.  General.
                 --------

     2.1   General Agreements of the Parties.  Buildscape and  the  Lumber
           ----------------------------------
Company desire to explore the feasibility of developing and operating a uniquely branded version of the Site (the "Lumber Company Site") that will be the Lumber Company's primary direct Internet presence for Lumber Company Customers for the purposes of (i) attracting home building, remodeling, home improvement, decorating, home management, property management, restoration and light construction trade professionals and do-it-yourselfers to participate in the Site's on-line community and (ii) selling over the Internet National Catalog Products and Lumberyard Products. The parties contemplate that the features and functions of the Site would generally provide for:

[CERTAIN CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE S.E.C. PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT ]

     2.2    Collaboration.   Buildscape  and  the  Lumber  Company   will
            --------------
collaborate to develop the look, feel and functionality of the Lumber Company Site, subject to constraints imposed by Buildscape's design intentions, support requirements and technology architecture, making it accessible by current and potential Lumber Company Customers.

     2.3   Maintenance of the Lumber Company Site.  Once developed, it  is
           ---------------------------------------
contemplated that Buildscape would use reasonable best efforts to maintain the Lumber Company Site in order that availability, reliability, security and response time meet the then current generally accepted standards for business to business e-commerce sites on the World Wide Web.

     2.4  General Guidelines.  Buildscape and the Lumber Company currently
          -------------------
contemplate that the Site and the Lumber Company Site would be generally operated in accordance with the guidelines set forth on Schedule 1 hereto. The parties agree to use their reasonable best efforts to reach specific agreement on all aspects of the matters described on such schedule and to enter into an amendment to this Agreement reflecting such agreements on or prior to completion of the Pilot Period, subject to the terms of the termination provisions stated in Subsection 11.2 hereof.

     2.5  Technology Integration.  The integration of the Lumber Company's
          -----------------------
and Buildscape's information systems and the development of a highly integrated computer interface, including business rules and data formats for the purposes of conducting product transactions through the Lumber Company Site will generally take place in accordance with the mutually agreed terms that will be incorporated in the amendment to this Agreement contemplated by Subsection 2.4 hereof. Each party will pay its own costs associated with such technology integration. Each party will provide all necessary technical support on an on-going basis in order to maintain and enhance the technical interface contemplated hereby.

     Section 3.  Pilot Program and Deployment.
                 -----------------------------

     3.1   Pilot  Program.    The Lumber Company and Buildscape  agree  to
           ---------------
identify, within 30 days of the date hereof, a market from among those markets currently served by the Lumber Company to be used as the Pilot Market. Buildscape will use good faith efforts (i) to commence a limited pilot program in this market within 120 days of the date hereof, consisting of selected Lumber Company Customers and features of the Lumber Company Site and with the intent to deploy the Lumber Company Site in such a way as to gain a detailed understanding, among other things, of the needs of such customers, the relative attractiveness of various features of the Lumber Company Site to such customers, the economics of the relationships contemplated hereby, and the nature and extent of the interface and integration required for full functionality of the Lumber Company Site; and
(ii) to test, revise as necessary and make ready for deployment to all Lumber Company Customers in the test market all features of the Lumber Company Site within 210 days of the date hereof. It is currently contemplated that the limited pilot program will be commenced in February 2000 and completed in July 2000.

     3.2   Deployment.  After the Lumber Company Site has become fully
           -----------
operational and made available to all Lumber Company Customers in the test market area, and when the Relationship Managers agree the parties are ready to provide the Lumber Company Site to additional markets, a schedule will be established to identify the order in which the Lumber Company markets will be given access to the Lumber Company Site, and the responsibilities of each party to achieve that goal. This schedule will be incorporated in a written document signed by the parties and attached to, and made a part of, this Agreement as a schedule hereto. Prior to commencement of the activities contemplated on such schedule, the parties will enter into the amendment to this Agreement contemplated by Subsection 2.4 hereof

     3.3   Reasonable  Best Efforts. The parties agree  that  to  a  great
           -------------------------
extent, the complete development and implementation of currently planned features and functions of the Lumber Company Site, and full enhancement of the Site and the Lumber Company Site in the future, will require a close, working relationship and significant input and contribution from the Lumber Company of management efforts, capital expenditures, sales initiatives and the Lumber Company Customer Data. In this regard, the parties intend to use their reasonable best efforts to maximize the attractiveness, appeal and reputation of the Lumber Company Site.

     Section 4.  Relationships and Restrictions.
                 -------------------------------

     4.1   Lumber Company.  During the term of this Agreement, the  Lumber
           ---------------
Company shall not directly engage on its own behalf in Internet Lumber Operations, shall utilize the Lumber Company Site as its sole Internet presence for Internet Lumber Operations, and shall not promote any other Internet site for Internet Lumber Operations. The Lumber Company acknowledges and agrees that the development, construction, programming and hosting of the Lumber Company Site involves significant investment by Buildscape and is being undertaken in reliance upon the representation by the Lumber Company that it will maintain a continued economic relationship with Buildscape pending successful completion of the Pilot Market effort and substantially as set forth in this agreement. Nothing herein shall restrain the Lumber Company from selling products through, or providing related product support for, other third party Internet sites.

     4.2  Buildscape.  During the term of this Agreement, Buildscape agrees
          -----------
that Buildscape will use the Lumber Company exclusively for fulfilling local deliveries of Lumberyard Products in the Lumber Company Customer Area subject to the conditions set forth below. Nothing contained in this Agreement shall prohibit Buildscape from entering into and performing any agreement with other lumberyards for Internet Lumber Operations (an "Other Lumberyard Internet Agreement", and such lumberyards "Other Lumberyards") within the Lumber Company Customer Area; provided that (i) Buildscape will
                                         --------
use good faith efforts to select such Other Lumberyards so as to minimize the extent to which the Lumber Company and any Other Lumberyard would serve the same customer territories, while seeking to provide service to as much of the United States as possible, and (ii) Buildscape may not enter into an Other Lumberyard Internet Agreement with an Other Lumberyard whose Customer Area includes more than 20% of the Lumber Company Customer Area without obtaining the consent of the Lumber Company, which may be withheld in the

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

Lumber Company's sole discretion. Subject to the foregoing sentence, both parties acknowledge that some overlap of customer territories will occur between the Lumber Company and Other Lumberyards.

     4.3   Promotional Activities.  (a)  During the term of this Agreement,
           -----------------------
the Lumber Company will not promote the Internet Lumber Operations of any Person other than Buildscape.

        (b) Buildscape shall not display the Trademark of any Person primarily engaged in operations competitive to those conducted by the Lumber Company within the Lumber Company Site.

     4.4   Nature of Relationship.  The parties are independent contractors
           -----------------------
under this Agreement. Each party acknowledges and agrees that it is not and will not be during the term of this Agreement an employee or an agent of the other party. Nothing in this Agreement will be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, franchise or business entity of any kind. Nothing in this Agreement will be construed as providing for the sharing of profits or losses arising out of the efforts of the parties hereto.

     Section 5.  Relationship Modification Process.
                 ----------------------------------

     5.1  Intentionally Omitted.
          ----------------------

     5.2   Area Liaisons.  (a)  The parties shall each appoint liaisons  in
           --------------
each  of  the  following areas:  (i) information technology, (ii)  finance,
(iii) merchandising, (iv) distribution, (v) marketing, (vi) operations, and
(vii)  customer  recruiting  (the "Area Liaisons").   The  respective  Area
Liaisons shall be available to meet on an ad hoc basis to oversee and address issues, interpretations of this Agreement and business rules, complaints and expansion of the relationship contemplated by this Agreement. All of the Area Liaisons shall meet, either in person or by teleconference, at least once each calendar quarter to discuss opportunities, general strategies and goals of the parties with respect to the Site.

        (b) All recommended changes to the relationship contemplated hereby, after appropriate study and discussion, shall be forwarded in writing by the Area Liaisons to the Relationship Managers. In addition, any dispute not resolved by the Area Liaisons after appropriate discussion shall be referred to the Relationship Managers for resolution.

     5.3   Relationship Manager.  (a)  Each party shall appoint  a  senior
            ---------------------
executive officer to oversee and have overall responsibility for the administration of this Agreement and the business relationship contemplated by this Agreement (the "Relationship Manager"). The Relationship Managers shall meet, either in person or by telephone conference, as needed and in no event less than once each month.

        (b) The Relationship Managers shall consider proposed changes or modifications to the relationship contemplated hereby. All decisions of the Relationship Managers shall be reflected in a written amendment to either the process manual (to be mutually developed by the parties) or this Agreement, signed by the Relationship Managers. Any dispute not resolved by the Relationship Managers will be subject to the dispute resolution procedures set forth in Section 16 hereof.

     Section 6.  Compensation.
                  -------------

     The respective compensation of Buildscape and the Lumber Company hereunder is described on Schedule 2 hereto.
                          ----------

     Section 7.  Data; Reports and Records; Audit Procedures.
                 --------------------------------------------

     7.1  Historical Data Sharing.  The Lumber Company will, to the extent
          ------------------------
reasonably possible, develop and share with Buildscape the Lumber Company Customer account data and profiles, including but not limited to previous buying patterns, knowledge of their building activity, average number of projects, average project costs and other information ("Lumber Company Customer Data"), to aid in the initial development of customer profiles for the Lumber Company Site. The Lumber Company will share such the Lumber Company Customer account data and profiles on a market by market basis in preparation for, and reasonably in advance of, introducing new geographic markets to the Lumber Company Site.

     7.2   Data  Ownership.  The Lumber Company and  Buildscape  will,  as
           ----------------
between one and the other, own the Lumber Company Customer Data as follows:
(1) the Lumber Company will own all the Lumber Company Customer Data relating to the Lumber Company Customers who place their orders with the Lumber Company other than through the Lumber Company Site; (2) the Lumber Company and Buildscape will own jointly all the Lumber Company Customer Data relating to the Lumber Company Customers whose orders are placed through the Lumber Company Site; and (3) Buildscape will own all the Lumber Company Customer Data as it specifically relates to orders placed by the Lumber Company Customers through versions of the Site other than the Lumber Company Site.

     7.3   Reports.   Buildscape  shall  furnish  to  the  Lumber  Company
           --------
quarterly reports regarding Lumber Company Customers in such form and containing such information as to which the parties may reasonably agree. Buildscape shall keep true and complete records of all transactions and correspondence with Lumber Company Customers. Such records and all accounting records of Buildscape pertaining to the Lumber Company Customers hereunder may be examined by representatives of the Lumber Company, whether during or after the term of this Agreement, during normal business hours upon reasonable advance written notice and subject to the Buildscape's reasonable security and confidentiality provisions.,

     7.4  Audit Procedures.  (a)  The Lumber Company will be entitled, once
          -----------------
during any six-month period (except as provided below), to audit, at the Lumber Company's expense, Buildscape's records with respect to sales to the Lumber Company Customers through the Lumber Company Site to ensure that the fees paid to the Lumber Company pursuant to this Agreement are accurate. Buildscape will be entitled, once during any six-month period (except as provided below), to audit, at Buildscape's expense, the Lumber Company's records with respect to sales to the Lumber Company Customers through the Lumber Company Site to ensure that the fees paid to Buildscape pursuant to this Agreement are accurate. If a party discovers a Material Discrepancy, (i) then the party causing the audit will be reimbursed by the other party for all reasonable costs of the audit, including costs of any reimbursement to the other party, and (ii) such party will be entitled to conduct the audits contemplated by this Section 7.4 once during any three-month period until two consecutive audits have been conducted without the discovery of any Material Discrepancy. All amounts discovered in the audit and agreed to that are less or more than the contracted amount, will be paid to the appropriate party within five days of agreement as to the difference and will bear interest at a rate of one and one-half percent (1.5%) for each whole month after the payment was due, or such lesser amount necessary to comply with all applicable laws.

        (b) The audits contemplated by this Subsection 7.4 shall only be conducted upon reasonable advance written notice and subject to the other party's reasonable security and confidentiality provisions. The parties agree to cooperate with each other in these reviews, furnish the other with reasonably requested information in a timely manner, and provide the other with reasonably timely access to personnel during normal business hours for audit purposes at no charge; provided, however, that a party may charge the other for its reasonable costs for any technical resources or extraordinary personnel time required by the other and necessary for such audit or verification report.

        (c) A "Material Discrepancy" in fees paid to the Lumber Company or Buildscape will be deemed to occur if the total amount of fees due a party based on the audit report exceeds the amount of fees actually paid by the other party by five percent (5%) or more. If a party discovers a Material Discrepancy, after reviewing applicable supporting documentation, the parties will promptly attempt to agree on such analysis. If it is agreed a Material Discrepancy occurred, then the party causing the audit shall be reimbursed by the other party for all reasonable costs of the audit, including costs of any reimbursement to the other party for technical resources or extraordinary personnel time, as described in (a) and (b) above. In all other circumstances, the auditing party will bear the costs of audits performed by or at its direction. If the parties are unable to agree, the parties will follow the dispute resolutions found in Section 16 hereof.

        (d) Any amounts discovered in the audit that are less or more than the contracted amount, and that are not disputed, will be paid to the appropriate party within 5 days of agreement as to the difference.

     7.5    Confidentiality of Customer Data. Except as  provided  in  this
            ---------------------------------
Section 7, Buildscape will neither transmit nor disclose the Lumber Company Customer Data owned by the Lumber Company or jointly owned by Buildscape and the Lumber Company to any third party, including Other Lumberyards, or permit such data to be utilized in any manner by any Other Lumberyard. Buildscape may utilize the Lumber Company Customer Data owned by the Lumber Company or jointly owned by Buildscape and the Lumber Company for the purposes of marketing various products and services to the Lumber Company Customers, provided that such the Lumber Company Customer Data, to the extent that it particularly identifies a customer, is not disclosed to any third parties and such products and services are not being offered directly by Other Lumberyards to the Lumber Company customers. Additionally, Buildscape may use aggregate and statistical information and otherwise use the Lumber Company Customer Data for any purpose so long as such data does not identify the Lumber Company or a Lumber Company Customer. This Section 7 shall survive the termination of this Agreement.

     Section 8.  Trademark and Technology License.
                 ---------------------------------

     8.1  Buildscape Grant.  Buildscape hereby grants to the Lumber Company
          -----------------
and any of its wholly owned entities a non-exclusive, royalty-free, worldwide license in all jurisdictions in which Buildscape has any rights, to use, reproduce, distribute and display the Buildscape Trademarks as authorized in this Agreement, subject to mutual agreement of the parties hereto.

     8.2   Lumber  Company  Grant. The Lumber  Company  hereby  grants  to
           -----------------------
Buildscape  a  non-exclusive,  royalty-free,  worldwide  license   in   all
jurisdictions in which the Lumber Company has any rights, to use, reproduce, distribute and display the Lumber Company Trademarks as authorized in this Agreement, subject to mutual agreement of the parties hereto.

     8.3   Quality  Control. Each party will have the  right  to  exercise
           -----------------
quality control over the use of its Trademarks by the other party to the degree necessary, in the sole opinion of the owner of such Trademarks, to maintain the validity and enforceability of such Trademarks and to protect the goodwill associated therewith. Each party will, in its use of the other's Trademarks, adhere to a level of quality at least as high as that used by such party in connection with its use of its own Trademarks. If the owner of a Trademark, in its reasonable opinion, finds that use of such Trademark by the other party materially threatens the goodwill of such Trademark, the user of such Trademark will, upon notice from the owner, immediately, and no later than ten (10) days after receipt of such owner's notice, take all measures reasonably necessary to correct the deviation(s) or misrepresentation(s) in, or misuse of, the applicable Trademark.

     8.4   Use.    Each  party  shall use the  other's  Trademarks  in
           ----
accordance with sound trademark and trade name usage principles and in compliance with all applicable laws and regulations of the United States (including all laws and regulations relating to the maintenance of the validity and enforceability of such Trademarks) and will not use the Trademarks in any manner that might tarnish, disparage, or reflect adversely on the Trademarks or the owner of such Trademarks. Each party shall use, in connection with the other's Trademarks, all legends, notices and markings required by law. No party may materially alter the appearance of another's Trademarks in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials without the prior written consent of the other party.

     8.5   Lumber  Company IPR License.  Lumber Company  hereby  grants  to
           ----------------------------
Buildscape, to the extent it is permitted to do so under applicable law and agreements, if any, pursuant to which the Lumber Company has acquired such content, a non-exclusive, non-sublicenseable, royalty-free, worldwide license to reproduce, distribute, publicly perform, publicly display and digitally perform and prepare Derivative works of all Content in conjunction with the Site or the Lumber Company Site where such Content:
(i)  has been included   at any time in the Site or Lumber Company Site  or
(ii) has been included in any IPR subject to Joint IPR Rights. As used herein "Content" means all text, pictures, sound, graphics, video and other data supplied by Lumber Company to Buildscape pursuant to this Agreement), as such Content may be modified from time to time.

     Section 9.  Intellectual Property.
                 ----------------------

     9.1   Preexisting Property. All IPR owned by a party prior to the date
           ---------------------
of this Agreement will remain the sole property of such party.

     9.2   Developed Property.  (a)  All IPR created solely by  one  party
           -------------------
(the "Sole IP Rights") in connection with its activities under this Agreement will be owned by such party.

        (b) All IPR created jointly by both parties (the "Joint IP Rights") in connection with their activities under this Agreement will be jointly owned by both parties and each party will be free to exploit such Joint IP Rights without accounting to the other, provided, however, that all
                                             -------------------
modifications, enhancements, revisions, Derivative works or other changes (collectively "Changes") made solely by either party to any IPR that originally was subject to Joint IP Rights shall be subject only to Sole IP Rights and the other party shall have no rights to such Changes under this Agreement or otherwise.

        (c) Notwithstanding Subsections 9.1 and 9.2 hereof, in the event that Buildscape develops, solely or jointly, any modifications, improvements or enhancements to the Site and/or the Lumber Company Site, including all
computer   hardware   and   software  interface  technology   and   related
specifications which enable the Site and/or the Lumber Company Site to interface or communicate with the Lumber Company's information systems, and any training materials related to the Site and/or the Lumber Company Site ("Site Improvements"), all IPR in and to such Site Improvements shall be owned solely by Buildscape and considered Buildscape's Sole IP Rights, and the Lumber Company hereby assigns all right, title and interest it may have in such IPR to Buildscape. The Lumber Company will provide Buildscape with all reasonable assistance to perfect and otherwise enforce Buildscape's rights in the Site Improvements.

     9.3   Protection  of Joint IP Rights.  The parties will  cooperate  in
           -------------------------------
developing a strategy for identifying and protecting, prosecuting and maintaining the Joint IP Rights, including registering or applying for patent, utility model or copyright rights ("Filings") to protect or perfect rights in and to such Joint IP Rights. All costs incurred by the parties directly in connection with the making and prosecution of such Filings and maintenance of Joint IP Rights will be borne equally by the parties. Each party will cooperate and supply any information that is reasonably necessary to assist the other in the preparation, filing and prosecution of documentation necessary to protect the Joint IP Rights. Such cooperation will include the execution of any and all documentation necessary to properly complete any Filing. In the event that either party declines to protect any specific Joint IP Right, then the other party may, in its sole discretion, take whatever action it deems appropriate at its sole cost and expense, including making such Filings as it deems appropriate, to protect any aspect of the Joint IP Rights in the name of such party as sole owner of such Joint IP Rights.

     All other Joint IP Rights, and especially those in the nature of trade secrets, will be identified specifically by the parties and appropriate measures adopted to safeguard the value thereof. The parties may issue instructions to guide the handling of all Joint IP Rights constituting trade secrets which will be reasonable under the circumstances. In any event, each party will be obliged to treat these Joint IP Rights in accordance with the same degree of care such party uses to protect its own trade secrets, but in any event not less than a reasonable degree of care.

     9.4   Enforcement of Rights in Joint Intellectual Property.  (a)   If
           -----------------------------------------------------
either party believes that any Joint IP Right is being infringed or is being misused by a third party, such party will promptly notify the other party of such infringement or misuse. If, within sixty (60) days from the date such notice is received, the parties agree that action is warranted, the parties will cooperate in the filing and maintenance of a claim, demand, investigation, suit or other proceeding (an "Action"), as appropriate, regarding such infringement or misuse. Each of the parties will bear its own internal costs and expenses in connection with the filing and prosecution of such Action, and out-of-pocket fees and expenses will be borne equally by the parties. All damages, profits, awards and royalties obtained by the parties in connection with such Action will be shared equally.

        (b) If either party declines to participate in, or the parties are unable to agree on, the filing or prosecution or an Action relating to any Joint IP Right within such sixty (60) day period, then the other party (the "Participating Party") may proceed in its sole discretion and at its sole expense to file and prosecute such Action for infringement or misuse in its own name or, if required by law, jointly with the other party and in such event the Participating Party is hereby authorized to take action in the name of the other party as well; provided however, that if the Participating Party takes action in the name of the other party, the Participating Party will indemnify and hold the other party harmless from and against any and all monetary damages, fines, fees, penalties, obligations, deficiencies, losses and out-of-pocket expenses that the other party incurs or is subject to directly as a result of such Action. The Participating Party will receive for its sole benefit any damages, profits, awards and royalties recoverable for such infringement or misuse as the result of such Action.

        (c) If both parties initially agree to mutually prosecute any Action relating to any Joint IP Right, either party may elect at any time to settle or withdraw for any reason from the prosecution of such Action; provided, however, the settling party will not as part of any settlement
grant  a  license in the Joint IP Right which renders the Action moot.   In
such circumstance, the withdrawing or settling party, as the case may be, will bear one-half (1/2) of the total out-of-pocket fees and expenses incurred in pursuing such Action up to the time of withdrawal or settlement. Going forward, the continuing party will bear all of the fees and expenses incurred for such Action and may proceed in its sole discretion to prosecute, settle (including licenses granted in connection
therewith)  or  discontinue  prosecution  of  such  Action.   Any  damages,
profits, awards and royalties recovered or to be recovered for such Action will be apportioned between the parties in direct proportion to the ratio of each party's out-of-pocket fees and expenses compared to the total out-of-pocket fees and expenses of both parties and taking into account any benefits recovered by the non-continuing party as the result of any settlement.

     Section 10.  Term of Agreement.
                  ------------------

     This Agreement will be effective from the date of this Agreement and shall continue for a period ending on the fourth anniversary of the date hereof (the "Initial Term") and shall automatically be extended and renewed for subsequent consecutive renewal terms of one calendar year each unless this Agreement is terminated pursuant to Section 11 hereof.

     Section 11.  Termination.
                  ------------

     11.1   On  Expiration.  Upon not less than ninety  (90)  days'  prior
            ---------------
notice to the other party, either the Lumber Company or Buildscape may terminate this Agreement effective on expiration of the Initial Term or any renewal term.

     11.2  Pilot Period.  By notice given to the other party within 30 days
           -------------
after completion of the Pilot Period, either the Lumber Company or Buildscape may terminate this Agreement effective on the date set forth in such notice, which shall be at least 30 days and no more than 60 days after the date such notice is given.

     11.3  Bankruptcy, etc.  Effective immediately upon notice to the other
           ----------------
party, either the Lumber Company or Buildscape may terminate this Agreement, without penalty, upon the receivership or bankruptcy of the other party.

     11.4   Breach.  Upon any material breach of the provisions hereof  by
            -------
Buildscape or the Lumber Company, the Lumber Company or Buildscape, respectively, may upon notice to the other party giving the reasons therefor and indicating that the other party has 30 days within which to remedy the breach terminate this Agreement upon expiration of such 30-day period; provided, that if such breach is remedied within such period, this
        ---------
Agreement will remain in full force and effect as though no breach had occurred.

     11.5   Violation  of Law.  Either party, in its sole discretion,  may
            ------------------
terminate at any time this Agreement immediately upon notice to the other in the event it is conclusively and non-appealably determined by a court or administrative agency with jurisdiction in the matter, that either this Agreement or the conduct of the other party pursuant hereto violates, in any respect that would have a materially adverse effect on such party or the relationship contemplated hereby, any applicable federal, state, or local law.

     11.6  Continuation of Obligations.  Notwithstanding the termination of
           ----------------------------
this Agreement, the obligations and provisions contained in Sections 7, 9, and 11 through 18 hereof shall survive and shall continue in full force and effect after any such termination.

     11.7   Effect  on Licenses.  Upon termination of this  Agreement  all
            --------------------
licenses granted pursuant to this Agreement shall terminate.

     11.8   Site  Software.   In  the event this Agreement  is  terminated
            ---------------
pursuant to Subsection 11.1 hereof or by the Lumber Company pursuant to Subsection 11.4, then Buildscape will grant the Lumber Company a license to use the computer software ("Site Software") owned by Buildscape, or if not owned by Buildscape to the extent Buildscape is permitted to grant such license without cost, and required for the operation of the Lumber Company Site, to enable the Lumber Company to operate and maintain the Lumber

Company  Site for a transition period of up to 120 days. The Lumber Company
                                               ---
shall prior to commencement of such license agree to pay Buildscape a reasonable fee (which shall not be less than any prevailing fee charged by Buildscape at the time to Third Parties for similar licenses). The Lumber Company may not use the Site Software for any other purpose (including, creating versions of the Site for any Third Party) other than operation of the Lumber Company Site. The Lumber Company acknowledges that the Site Software may not constitute all software required to operate and maintain the Lumber Company Site, and the Lumber Company will be required to obtain the rights to use any other required software from the owner thereof.

     Section 12.  Representations and Warranties.
                  -------------------------------

     12.1 Representations and Warranties of Buildscape.  Buildscape hereby
          ---------------------------------------------
represents and warrants to the Lumber Company as follows:

                    (i)   Authorization.  All corporate action on the  part
                          --------------
     of Buildscape, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Buildscape hereunder has been taken, and this Agreement, when executed and delivered by Buildscape, will constitutes valid and legally binding obligation of Buildscape, enforceable against Buildscape in accordance with its terms.

                    (ii)    Intellectual  Property.   Buildscape  owns   or
                            -----------------------
     possesses sufficient legal rights to all IPR necessary for its business as now conducted without any conflict with, or infringement of, the rights of others. Buildscape has not received any written communications alleging that any Buildscape IPR have violated or would violate any of the IPR of any Third Party. Buildscape is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee's ability to promote the interests of Buildscape or that would conflict with Buildscape's business. Neither the execution, delivery or performance of this Agreement, nor the carrying on of Buildscape's business as now conducted by the employees of Buildscape, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

                    (iii)    Compliance   with  Other   Instruments.    The
                             ---------------------------------------
     execution, delivery and performance of this Agreement will not result in any violation of or conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of Buildscape's charter or bylaws or any instrument, judgment, order, writ, decree or contract to which Buildscape is a party or by which Buildscape is bound, or any provision of any federal or state statute, rule or regulation applicable to Buildscape, the effect of which would have a material adverse effect on the ability of Buildscape to perform its obligations under this Agreement or result in the creation of any lien, charge or encumbrance upon any asset of Buildscape.

                    (iv) EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUILDSCAPE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY GOODS OR SERVICES TO BE PROVIDED UNDER THIS AGREEMENT.

     12.2   Representations  and Warranties of the  Lumber  Company.   The
            --------------------------------------------------------
Lumber Company hereby represents and warrants to Buildscape as follows:

                    (i)   Authorization.  All corporate action on the  part
                          --------------
     of the Lumber Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Lumber Company thereunder has been taken, and this Agreement, when executed and delivered by the Lumber Company, will constitute valid and legally binding obligation of the Lumber Company, enforceable against the Lumber Company in accordance with its terms.

                    (ii)   Intellectual Property.  The Lumber Company  owns
                           ----------------------
     or possesses sufficient legal rights to all IPR necessary for its business as now conducted without any conflict with, or infringement of, the rights of others. The Lumber Company has not received any written communications alleging that any the Lumber Company IPR have violated or would violate any of the IPR of any Third Party. The Lumber Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee's ability to promote the interests of the Lumber Company or that would conflict with the Lumber Company's business. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Lumber Company's business as now conducted by the employees of the Lumber Company, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

                    (iii)    Compliance   With  Other   Instruments.    The
                             ---------------------------------------
     execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of the Lumber Company's, charter or bylaws or any instrument, judgment, order, writ, decree or contract to which the Lumber Company is a party or by which the Lumber Company is bound, or any provision of any federal or state statute, rule or regulation applicable to the Lumber Company, the effect of which would have a material adverse effect on the ability of the Lumber Company to perform its obligations under this Agreement or result in the creation of any lien, charge or encumbrance upon any asset of the Lumber Company.

                    (iv) EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE LUMBER COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY GOODS OR SERVICES TO BE PROVIDED UNDER THIS AGREEMENT.

     Section 13.  Indemnification.
                  ----------------

     13.1   Indemnification.  The Lumber Company and Buildscape each  shall
            ----------------
indemnify the other, its Affiliates and its officers, directors, employees, representatives, shareholders, successors, assigns, and agents (the "Indemnified Parties") against, and hold all of them harmless from any and all debts, claims, deficiencies, actions, proceedings, demands, assessments, orders, writs, decrees, liabilities, suits, costs, judgments, penalties, obligations, losses, damages and other expenses (including reasonable attorneys' and accounting fees) (collectively, "Damages") of any nature and of any kind whatsoever which may be made against or incurred by any of them resulting from a Third Party claim ("Third Party Claim") resulting from or arising out of or in any way connected with (i) any breach by the other party of any representation, warranty, agreement or covenant made by such other party in this Agreement or (ii) any sales effected by such party on or through the Site or the Lumber Company Site to the extent that such Damages do not result from the action or inaction of an Indemnified Party.

     13.2   Operation of Indemnity.  Upon the occurrence of any  event  for
            -----------------------
which any party is entitled to indemnification under this Agreement, such party ("Indemnified Party") shall promptly notify the other party ("Indemnitor") of the type of Damages and the amount of such Damages. No failure of an Indemnified Party to promptly notify an Indemnitor shall relieve the Indemnitor from any obligation to indemnify the Indemnified Party unless and to the extent the Indemnitor is actually prejudiced by such delay in notification. Within 10 days of delivery of such notice, Indemnitor shall either pay to the Indemnified Party, by certified or official bank check, the full amount of such Damages or provide a certificate from a responsible officer setting forth in reasonable detail the reasons why Indemnitor does not believe that the claim constitutes Damages under this Agreement. The Indemnified Party shall have the right to offset the amount of any Damages for which it reasonably believes it is entitled to indemnification against all amounts which Indemnified Party may at any time owe to Indemnitor.

     13.3  Claims by Third Party.  Subject to the provisions of Section  14
           ----------------------
hereof, if a Third Party Claim is made or proceeding is commenced against an Indemnified Party, such Indemnified Party will promptly notify the Indemnitor in writing. No failure of an Indemnified Party to so notify the Indemnitor shall relieve the Indemnitor from the obligation to indemnify the Indemnified Party unless and to the extent the Indemnitor is actually prejudiced by such failure. Such Indemnified Party will accord the Indemnitor the opportunity to assume entire control for the defense, compromise or settlement of any such Third Party Claim through its own counsel and at its own expense; provided that no such compromise or settlement shall include any non-monetary terms and conditions applicable to such Indemnified Party without the consent of the Indemnified Party; and provided further, that the Indemnified Party may retain its own counsel at its own expense (the Indemnitor shall only be liable for the cost of one such counsel for all Indemnified Parties) if the Indemnitor, within thirty
(30) days (or such shorter period required to file a responsive pleading) after notice of any Third Party Claim, fails to assume the defense of such Third Party Claim. If the Indemnitor Party does not assume entire control of the defense, compromise or settlement of such Third Party Claim, the Indemnified Party may compromise or settle any such Third Party Claim. Buildscape and the Lumber Company each agrees to cooperate fully with respect to the defense of any Third Party Claim.

     Section 14.  Infringement Claims.
                  --------------------

     14.1  Lumber Company.  The Lumber Company reserves, and shall continue
           ---------------
to have, any and all rights to commence, prosecute, compromise and settle any claim, action or proceeding for infringement, unfair competition, unauthorized use, misappropriation or violation of any of the Lumber Company IPR by any Third Party or any claim, action or proceeding to defend any of the Lumber Company IPR (collectively, the "Lumber Company IPR Claims"). The Lumber Company may commence, prosecute, compromise, defend or settle any such the Lumber Company IPR Claims, in its sole discretion, but shall not have any obligation to do so. The Lumber Company shall notify Buildscape of any Lumber Company IPR Claims related to the Site or the Lumber Company Site and shall keep Buildscape reasonably informed regarding the status of any such Lumber Company IPR Claim and notify Buildscape if the Lumber Company elects to discontinue further prosecution or defense of the same.

     14.2   Buildscape.  Buildscape reserves, and shall continue to  have,
            -----------
any and all rights to commence, prosecute, compromise and settle any claim, action or proceeding for infringement, unfair competition, unauthorized use, misappropriation or violation of any of the Buildscape IPR by any Third Party or any action or proceeding to defend any of the Buildscape IPR (collectively, the "Buildscape IPR Claims"). Buildscape may commence, prosecute, compromise, defend or settle any such Buildscape IPR Claims in its sole discretion, but shall not have any obligation to do so. Buildscape shall notify the Lumber Company of any Buildscape IPR Claims related to the Site or the Lumber Company Site and shall keep the Lumber Company reasonably informed regarding the status of any such Buildscape IPR Claim and notify the Lumber Company if Buildscape elects to discontinue further prosecution or defense of the same.

     Section 15.  Additional Obligations of the Parties.
                  --------------------------------------

     15.1   Nondisclosure.   (a)   A  party  receiving  any  Confidential
            --------------
Information (the "Receiving Party") of the other party (the "Disclosing Party") shall exercise a reasonable degree of care, but in no event less than the same degree of care that it uses to protect its own confidential information of a like nature, to keep confidential and not disclose such Confidential Information. Without limiting the generality of the foregoing, the Receiving Party shall disclose the Confidential Information of the other party only to those of its employees and contractors (i) who have a reasonable need to know the Confidential Information in order for the
Receiving Party to perform under this Agreement, and (ii) who are contractually obligated to comply with the disclosure and usage restrictions set forth in this Agreement provided that Confidential
                                               --------------
Information may only be disclosed to such contractors after the Receiving Party provides not less than ten days (10) notice to the Disclosing Party of its intent to do so and the Disclosing Party does not object thereto, any such objection not to be made unreasonably. Such notice must specifically identify the contractor and the purpose of the disclosure by the Receiving Party. In addition, each party may, without the prior written consent of the other party disclose the existence and terms of this Agreement to potential sources of financing who are contractually obligated to maintain the confidentiality of such information.

        (b) The obligations set forth for release by the Receiving Party in
(a) above shall not apply to any Confidential Information to the extent it:
(i)  is  approved  by prior written authorization of the Disclosing  Party;
(ii) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction, in which event the Receiving Party shall give prior written notice to the Disclosing Party of such disclosure as soon as practicable and shall cooperate with the Disclosing Party in using all reasonable efforts to obtain an appropriate protective order or equivalent, provided that the information shall continue to be Confidential Information to the extent it is covered by such protective order or equivalent; (iii) becomes generally available to the public through any means other than a breach by the Receiving Party of its obligations under this Agreement; (iv) was in the possession of the Receiving Party without obligation of confidentiality prior to receipt or disclosure under this Agreement as evidenced by written records made prior to such receipt or disclosure; (v) is developed independently by the Receiving Party without the use of or benefit from any of the Confidential Information of the other party or without breach of this Agreement, as evidenced by written records of the Receiving Party in existence as of disclosure by the Disclosing Party; or (vi) is required to be disclosed by any national securities exchange, by government rule or regulation (e.g., in connection with a securities filing) or by any other provisions of applicable law, provided that the Receiving Party gives the Disclosing Party advance written notice (to the extent practicable) of the disclosure and cooperates with the Disclosing party in any reasonable attempt to limit the scope of the required disclosure. In any dispute over whether information is Confidential Information under this Agreement, it will be the burden of the Receiving Party to show that such contested information falls within the exceptions set forth in this paragraph.

     15.2  No Contest of the Lumber Company IPR.  Buildscape shall  not
           -------------------------------------
contest or otherwise challenge (in any legal action or otherwise), or assist or encourage any other Person to contest or challenge, the validity of any the Lumber Company IPR; provided that the foregoing shall not preclude Buildscape from claiming that the IPR in question is Buildscape IPR.

     15.3   No  Contest  of Buildscape IPR.  The Lumber Company  shall  not
            -------------------------------
contest or otherwise challenge (e.g., in any legal action or otherwise), or assist or encourage any other Person to contest or challenge, the validity of any Buildscape IPR; provided that the foregoing shall not preclude the Lumber Company from claiming that the IPR in question is the Lumber Company IPR.

     15.4   Use  of  IPR.   Except  as expressly  set  forth  herein,  this
            -------------
Agreement shall not be construed as granting any rights whatsoever to any party with respect to the IPR of the other Party, and neither Party shall claim any such rights to IPR of the other Party.

     Section 16.  Resolution of Disputes.
                  -----------------------

     16.1   General.   If  any  dispute relating to this  Agreement  arises
            --------
between the parties, other than a dispute as to rights to IPR, that is not otherwise resolved, then each party shall follow the dispute resolution procedures set forth in this Section 16 unless otherwise agreed in writing by the parties at the time the dispute arises.

     16.2  Initiation of Procedures.  If a party seeks to initiate  the
           -------------------------
procedures under this Section 16, such party will give written notice thereof to the other party. Such notice will (a) state that it is a notice initiating the procedures under this section, (b) describe briefly the nature of the dispute and the initiating party's claim or position in connection with the dispute, and (c) identify an individual with authority to settle the dispute on such party's behalf. Within ten (10) days after receipt of any notice under this Subsection 16.2, the receiving party will give the initiating party written notice that describes briefly the receiving party's claims and positions in connection with the dispute and identifies an individual with the authority to settle the dispute on behalf of the receiving party.

     16.3    Pre-Arbitration  Discussion.  The  parties  will   cause   the
             ----------------------------
individuals identified in their respective notices under Subsection 16.2 hereof to promptly make such investigation of the dispute as such individuals deem appropriate. Promptly and in no event later than ten (10) days after the date of the initiating party's notice under Subsection 16.2 hereof, such individuals will commence discussions concerning resolution of the dispute. If the dispute has not been resolved within 30 days after commencement of such discussions, then any party may request that the other party make its chief executive officer available to discuss resolution of such dispute. Each party will cause its chief executive officer to meet together with the other party's chief executive officer to discuss such dispute at a mutually agreed upon time within 15 days after a party makes such request. If the dispute has not been resolved within 15 days after the chief executive officers of the parties have first met, then the parties shall enter into mediation with a mutually agreed upon mediator or mediation firm. If the mediator is unable to resolve the dispute within 15 days following the commencement of mediation or the parties are unable to agree on a mediator, any party may submit the dispute to arbitration in accordance with Subsection 16.4 hereof.

     16.4.   Dispute  Resolution; Arbitration.  (a)  If any  dispute  under
             ---------------------------------
this Agreement arises and the parties are unable to resolve such dispute in accordance with Subsections 16.1, 16.2 and 16.3 hereof, the unresolved matter shall be resolved by binding arbitration if a party requests arbitration in accordance with this Subsection 16.4 hereof. The place of arbitration shall be in Jacksonville, Florida. Arbitration shall be conducted under the auspices of the American Arbitration Association ("AAA"). Except as otherwise provided in this Subsection 16.4, the Rules of the AAA shall govern all proceedings; and in the case of conflict between the AAA Rules and this Agreement, the provisions of this Agreement shall govern.

        (b) Any party may initiate arbitration by making a demand on the other parties in accordance with the AAA Rules. The dispute or controversy shall be submitted to a panel of three neutral arbitrators, all of whom shall be selected from the list of neutrals maintained by the AAA, as existing at the time arbitration is invoked, one of whom shall be selection by Buildscape, one of whom shall be selected by the Lumber Company, and the third of whom shall be selected by joint agreement of the arbitrators selected by Buildscape and the Lumber Company.

        (c) The parties shall have the right of discovery in accordance with the Federal Rules of Civil Procedure and shall make the disclosures required by Rule 26(a) thereof, except that discovery may commence immediately upon the service of the demand for arbitration. A party's unreasonable refusal to cooperate in discovery shall be deemed to be refusal to proceed with arbitration and, until AAA has designated all three arbitrators, the parties may enforce their rights (including the right of discovery) in the courts. Such enforcement in the courts shall not constitute a waiver of a party's right to arbitration. Upon appointment of all three arbitrators, the arbitrators shall have the power to enforce the parties' discovery rights.

       (d) The parties shall be bound by the decision of the arbitrators and accept their decision as the final determination of the matter in dispute, except as provided under Florida law permitting the appeal of arbitration results on grounds of bias or misbehavior on the part of an arbitrator. Under no circumstances, other than an appeal under Florida law based on allegations of bias or misbehavior on the part of an arbitrator, shall
either  party  appeal  or contest  the decision of  the  arbitrators.   The
prevailing  party shall be entitled to enter a judgment in any  court  upon
any   arbitration  award  made  pursuant  to  this  Subsection  16.4.   The
arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, arbitration expenses, arbitrators' fees and the administrative fee of the AAA, to the prevailing party as shall be determined by the arbitrators.

     16.5   Exclusive Remedy.  The procedures set forth in this Section  16
            -----------------
shall be the parties' sole remedy for resolving disputes, other than disputes as to rights to IPR and disputes for which arbitration in accordance with Section 16.4 hereof is not requested, under the Agreement. The provisions of this Section 16 shall not apply to disputes as to rights to IPR or as to which arbitration is not requested.

     Section 17.  Damages
                  -------

     17.1  Direct  Damages.   OTHER THAN EACH PARTY'S  PAYMENT  OBLIGATIONS
           ----------------
UNDER  SECTION 6 HEREOF, AND EACH PARTY'S INDEMNIFICATION OBLIGATIONS UNDER
SECTION 16 HEREOF, IN NO EVENT SHALL A PARTY'S CUMULATIVE LIABILITY TO THE OTHER ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL OR EQUITABLE THEORY, EXCEED THE GREATER OF (I) $100,000 OR (II) THE AMOUNTS RECEIVED BY SUCH PARTY FROM THE OTHER UNDER THIS AGREEMENT.

     17.2  Consequential Damages.  In no event will either party have  any
           ----------------------
liability, whether based in contract, tort (including negligence), warranty or other legal or equitable grounds, for any loss of interest, profit or revenue by the other party or for any consequential, indirect, incidental, special, punitive or exemplary damages suffered by the other party, arising from or related to this Agreement, even if such party has been advised of the possibility of such losses or damages.

     Section 18.  Miscellaneous.
                  --------------

     18.1  Insurance.  Each party shall maintain at all times and at its
           ----------
own expense insurance in such amounts, and with such coverage and terms, as are commercially reasonable in light of the business conducted by such party.

     18.2   Assignment;  Sale of Assets or Capital Stock.   This  Agreement
            ---------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto, and the legal representatives, successors in interest and permitted assigns, respectively, of each such party. This Agreement shall not be assigned in whole or in part by any party without the prior written consent of the other party.

     18.3  Notices.  All notices, requests, demands, applications, services
           --------
of process, and other communications that are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, or delivered by courier or overnight delivery service, first class mail, postage prepaid, return receipt requested, to the parties to this Agreement at the following addresses:


     If to Buildscape:             Buildscape, Inc.
                              7800 Belfort Parkway
                              Jacksonville, Florida 32256
                              FAX:  904-296-0584
                              Attention: President

     If to the Lumber Company:     Wickes Inc.
                              706 North Deerpath Drive
                              Vernon Hills, Illinois  60061
                              FAX:  367-847-3750
                              Attention:  President


or to such other address as the party shall have furnished to the other party by notice given in accordance with this Subsection 18.3. Such notice shall be effective (a) if delivered in person or by courier or overnight delivery service, upon actual receipt by the intended recipient, or (b) if sent by telecopy or facsimile transmission, on the date of transmission unless transmitted after normal business hours, in which case on the following date, or (c) if mailed, upon the date of first attempted delivery.

     18.4  Waiver.  No provision of this Agreement shall be deemed to be
           -------
waived and no breach excused unless such waiver or consent shall be in writing and signed by the party that is claimed to have waived or consented. The failure of a party at any time, or from time to time, to require performance by the other party of any provision hereof shall in no way affect the rights of such party thereafter to enforce the same nor shall the waiver by a party of any breach of any provision hereof by the other party constitute a waiver of any succeeding breach of such provision, or a waiver of any provision itself, or a waiver of any other provisions hereof.

     18.5   Severability.  This Agreement will be enforced to  the  fullest
            -------------
extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then: (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision; (b) such provision will be void to the extent it is held to be invalid or unenforceable; (c) such provision will remain in effect to the extent that it is not invalid or unenforceable; and (d) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the parties.

     18.6   Governing  Law.   This  Agreement  shall  be  governed  by  and
            ---------------
construed according to the laws of the State of Florida without regard to its choice of law provisions. The parties consent to the jurisdiction of any Florida court located within Duval County and the United States District Court for the Middle District of Florida (Jacksonville Division) and waive any right to assert that any such court constitutes an inconvenient or improper forum.

     18.7   Publicity.   Neither party shall, without the approval  of  the
            ----------
other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association or governmental entity, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the parties hereby acknowledge and agree that communications among employees of the parties and their attorneys, representatives and agents necessary to consummate the transactions contemplated hereby shall not be deemed a public announcement for purposes of this Subsection 18.7. Upon the execution and delivery of this Agreement, the parties hereto will cooperate in respect of the immediate issuance of a mutually acceptable press release relating to the transactions contemplated by this Agreement.

     18.8   Entire  Agreement.    All  schedules  to  this  Agreement   are
            ------------------
incorporated in and constitute a part of this Agreement. This Agreement including the schedules hereto and thereto, each as amended from time to time, constitute the entire understanding between the parties in relation to the subject matter hereof and supersede all prior discussions, agreements and representations related to this subject matter, whether oral or written and whether or not executed by a party. Unless otherwise provided in this Agreement, no modification, amendment or other change may be made to this Agreement or any part thereof unless reduced to writing and executed by authorized representatives of all parties.

     18.9   Counterparts. This Agreement may be executed  in  two  or  more
            -------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     18.10   Titles and Subtitles.  The titles and subtitles used  in  this
             ---------------------
Agreement and in the schedules hereto are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     18.11   Force  Majeure.   Neither party shall  be  responsible  for  a
             ---------------
failure to meet its obligations under this Agreement to the extent caused by the following: (a) materially inaccurate data submitted by the other party; (b) any failure by the other party to meet its obligations stated in this Agreement; (c) any failure of equipment, facilities or services not controlled or supplied by such party; or (d) failure(s) caused by acts of God, acts of nature, riots and other major civil disturbances, strike by such party's personnel, sabotage, injunctions or applicable laws or regulations, in each case without breach by such party of any obligations under this Agreement with regard to either such event or such failure. The Lumber Company or Buildscape, as applicable, agrees to use its commercially reasonable efforts to restore performance of its obligations under this Agreement as soon as reasonably practicable following any such event.

     18.12   Injunctive Relief.  The parties acknowledge  that  a  material
             ------------------
breach of this Agreement would cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, such party will be entitled to obtain immediate injunctive relief in the event of a material breach of this Agreement to enjoin such breach pending resolution pursuant to this Agreement.

     18.13   Attorneys'  Fees.  Subject to the provisions  of  Section  16
             -----------------
hereof, in the event any action is commenced to enforce the provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the other party such prevailing party's costs and expenses, including attorneys fees incurred in connection with such action.

                         (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                   BUILDSCAPE, INC.



                                   By_/s/______________________________
                                     ----------------------------------


                                   WICKES  INC.



                                   By_/s/______________________________
                                     ----------------------------------

[CERTAIN CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE S.EC. PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT ]

Schedule 1
----------

                          Operational Guidelines
                          ----------------------

Enrollment Activities. Buildscape and the Lumber Company will develop a plan to introduce, enroll and familiarize the Lumber Company Customers with the features and functions of the Lumber Company Site (the "Enrollment Plan"). Buildscape and the Lumber Company will generally cover their own internal costs of enrollment activities and will equally share external costs of printed materials, customer connectivity and hardware as required, seminars, builders shows, etc. as mutually agreed in the Enrollment Plan.

Employee and Customer Training. Buildscape and the Lumber Company will develop a plan (the "Training Plan") to provide appropriate training to the Lumber Company's employees and Customers to effectively use the Lumber Company Site. Buildscape and the Lumber Company will generally cover their own internal costs of enrollment activities and will equally share the costs of printed materials and other direct external costs of training as mutually agreed in the Training Plan. The Lumber Company's employees will receive appropriate training, on the features and functions of the Lumber Company Site to allow them to assist with the enrollment and ongoing support process. Sales representatives will play an integral part in the Lumber Company Customer enrollment, training and sales processes.

Customer  Assignment.  Every customer who registers at the Site, and  whose delivery or billing address falls within the Lumber Company Area, may choose the Lumber Company as the source for Lumberyard Products. If an Other Lumberyard serves the Customer's area in addition to the Lumber Company, the customer may choose between the Lumber Company and the Other Lumberyard and may utilize both the Lumber Company and the Other Lumberyard. If the customer has no preference and desires to order Lumberyard Products, then such assignment will be made by Buildscape to the Lumber Company with the highest priority based on oldest date of entering into this Agreement or an Other Lumberyard Agreement with Buildscape.

National  Catalog  Products.  On the Lumber Company Site,  Buildscape  will
make   National  Catalog  products  available  for  sale.  Buildscape  will determine the pricing of National Catalog Products.

Lumberyard Products.   On the Lumber Company Site, the Lumber Company  will
make Lumberyard Products available for Sale. The Lumber Company will determine the pricing of Lumberyard Products.

Product Fulfillment. The Lumber Company will fulfill all Lumberyard Product orders from the Lumber Company Customers. Buildscape will fulfill, or will cause to be fulfilled, all National Catalog Product orders from the Lumber Company Customers.

Sales Taxes. Each party will pay any sales, use or value-added taxes to any state or governmental entity for sales booked by that party.

Chargebacks, Credit Risk, Product Returns. The party who records the sale to the customer shall bear all costs and risks related to such sale, including chargebacks, credit collections, transaction processing costs and product returns.

National Catalog Products that are sold direct to the Lumber company customers may be returned to the Lumber Company and the Lumber company will process those returns for Buildscape and will return those products to Buildscape. Buildscape will pay the Lumber Company for return processing at a rate to be agreed upon by the parties hereto.

In the event the Lumber Company purchases National Catalog Products from Buildscape for resale to the Lumber Company Customers and the products are returned to the Lumber Company by the Lumber Company Customers who purchased those products from the Lumber Company, the Lumber Company may return those products to Buildscape.

In the event Buildscape purchases Lumberyard Products from the Lumber company for resale to Buildscape Customers and the products are returned to Buildscape by the Buildscape customers who purchased those products from Buildscape, Buildscape may return the products to the Lumber Company.

Product return and refund rates will be reviewed during the Pilot Period and Buildscape and the Lumber Company will jointly determine the need for and the amount of any restocking fees.

The Lumber Company will establish an Internet Vendor ID# so that Buildscape can present E-Commerce transactions that are the Lumber Company Sales on behalf of the Lumber Company. Until the Lumber Company has an Internet Vendor ID#, Buildscape will present all E-Commerce credit card transactions. Buildscape will remit to the Lumber Company the transaction amount less the transaction fees incurred by Buildscape to complete the order.

Piggyback Credit. The Lumber Company and Buildscape will agree upon terms pursuant to which the Lumber Company will provide credit facilities for the Lumber Company Customers to purchase National Catalog Products with the goal of providing a single account for the Lumber Company Customer for both Lumberyard Products and National Catalog Products.

Customer Billing. The parties will develop a billing process such that the Lumber Company Customers receive a single bill that incorporates both purchases from the Lumber Company Site and offline purchases from the Lumber Company. The parties will provide on-line account reconciliation on the Lumber Company Site for the Lumber Company Customers for all those customers' on line and off line purchases.

Billing and Payments by Parties. Buildscape will provide on a daily basis a record, and within two business days following the end of each month, a detailed summary report, of all sales invoiced to the Lumber Company Customers sold through the Lumber Company Site. Within seven business days following the end of each month, the parties will review, verify, and compare the summary reports and agree to the net amount of fees owed. The agreed net amount of fees owed one party will be due and payable to that party by the 15th day of the month following the month for which such fees were earned.

Brands And Advertising. The parties will collaborate on: (1) the content included on the Lumber Company Site; (2) the use of the Lumber Company Trademarks on the Lumber Company Site; and (3) the content included in, and the presentation of, the Action Links on the Lumber Company Site. The Lumber Company will have final approval regarding any representations made relating to the scope or quality of the Lumber Company services and the pricing for the Lumber Company Products. Buildscape and the Lumber
Company will collaborate on all advertising that promotes the Lumber Company Site. All Buildscape advertising through a medium other than the Lumber Company Site or the Site and primarily focused on the local delivery of the Lumber Company Products and Overlap Products through the Lumber Company Site will be co-branded with the Buildscape and the Lumber Company' Trademarks. Any advertising by the Lumber Company relating to the Lumber Company Site will be co-branded with Buildscape and the Lumber Company' Trademarks. Buildscape will not accept or display advertising from any lumberyard or hardware store, including but not limited to any Lumberyard Chain, except the Lumber Company on the Lumber Company Site.
Buildscape will control all content and advertising on the Site and the Lumber Company Site, with the exception of any areas of the Lumber Company Site that are general Lumber Company information and non-commerce related. Buildscape will receive all revenues from any advertising on the Site and the Lumber Company Site. [Wickes Only: Certain advertising commissions will continue to be paid to the Lumber Company pursuant to a separate existing agreement.]

Buildscape Auction. The Lumber Company will to the extent reasonably possible, and as determined solely by the Lumber Company, support Buildscape Auction and other Buildscape Special Market efforts through providing product, industry contacts, and by assisting in directing customers to the Auction and other "Special Market" areas of the Site and the Lumber Company Site.

Delivery and Shipping Services. The Lumber Company will provide local delivery services for the Lumber Company Products sold on the Lumber Company Site. Buildscape will ship National Catalog Products, ordered by the Lumber Company Customers through the Lumber Company Site, to the address, by the carrier and at the priority specified in the order. At the direction of the Lumber Company Customers, Buildscape may ship National Catalog Products to the Lumber Company's retail stores for aggregation and pick-up or delivery, for reasonable and customary charges to be agreed upon by the parties.

Customer Services. The Lumber Company will provide reasonable customer service assistance for all orders of the Lumber Company Products placed on the Lumber Company Site in accordance with the Lumber Company's standard policies. Buildscape will provide reasonable customer service assistance for all orders of National Catalog Products.

Performance Criteria. Buildscape and the Lumber Company will work in good faith to establish performance milestones and requirements for each party.

Schedule 2
----------

                                Schedule 2
                                ----------
         Sales Recordation, Fees, Terms of Product Purchase, etc.
         --------------------------------------------------------


Sales Recordation
-----------------

1.   Sales will be recorded by Buildscape for the following:

  1.1. Sales of National Catalog Products from Buildscape to Lumber Company for resale to Lumber Company Customers
  1.2. Sales of all products from Buildscape to customers who do not have Lumber Company store credit or who are not covered by items 2.1 through 2.3 under this heading

2.   Sales will be recorded by the Lumber Company for the following:

  2.1. Sales of all products to all customers who have Lumber Company store credit
  2.2. Sales of all products to all other customers who purchase Lumberyard Products and who the Lumber Company and Buildscape agree to define as a Lumber Company Customer when those Lumberyard Product purchases are made. (Such definition to be made upon completion of the Pilot Period.)
  2.3. Sales of Lumberyard Products from Lumber Company to Buildscape for resale to Buildscape customers

Fee Structure
-------------

Interparty Product Sales
------------------------

  Gross  Profit Agreement:   For interparty product sales, as described  in
  ------------------------
  items 1.1 and 2.3 under the heading "Sales Recordation", 75% and 90%, respectively, of the final total Gross Profit will be retained by Buildscape or Wickes, respectively..

  Resale  Terms  of Purchase:  For sale of product between  Buildscape  and
  ---------------------------
  Lumber Company for purposes of resale, each will bill the other on net 30-day terms. Late fees and other terms will be developed upon complete of the Pilot Period.

Transaction & Incremental Sales Fees:
-------------------------------------

The parties will each pay fees to the other based on revenue as follows:

  Transaction Fees:
  -----------------

  - Lumber Company will pay Buildscape a fee for all transactions of Lumberyard Products that occur through the site in the amount of 0.5% of sales.

  Incremental Sales Fees:
  -----------------------

  - Lumber Company will pay Buildscape a fee on all Incremental Lumberyard Product sales in the amount of 10% of the gross profit derived from such sales. Incremental sales for Lumberyard Products are generally those sales that exceed the baseline expected sales for the Lumber Company through the term of this Agreement. The baseline expected sales and Incremental sales will be defined and mutually agreed to in good faith between the parties upon completion of Pilot Period.

  - Buildscape will pay Lumber Company a fee on all National Catalog Product sales to Lumber Company Customers of a type described in item 1.2 under the heading "Sales Recordation" (but specifically excluding such sales described in item 1.1 under such heading) in the amount of 10% of the gross profit derived from such sales.

The parties agree to review the Pilot Program results and to revise the transaction & Incremental sales fee structure and rates as required to ensure they are economically feasible for both parties upon completion of the Pilot Program. It is contemplated that Incremental Sales may be defined in any number of ways including subgroups of customers, subgroups of products or product categories, overall or per customer sales volumes, etc. The parties will review all options during and upon completion of the Pilot to mutually determine the best means for measuring Incremental Sales.

Buildscape Auction Sales Fees
-----------------------------

Fees paid to Buildscape by the Lumber Company for Lumberyard products posted and/or sold on Buildscape Auction will be 2% of gross revenue from such sales. This rate will be reviewed upon completion of the Pilot Period. In no event shall fees paid be higher than the best and lowest fees paid by any other seller on Buildscape Auction.